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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 27, 2004


                             MIV THERAPEUTICS, INC.
                             ----------------------
               (Exact name of registrant as specified in charter)


          NEVADA                   000-30453                        n/a
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)             File Number)              Identification No.)


1-8765 ASH STREET, VANCOUVER, B.C., CANADA                         V6P 6T3
 (Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (604) 301-9545


                                       N/A
         --------------------------------------------------------------
         (Former name, or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Termination of Endovasc Joint Venture Agreement

On April 27, 2004, the Company terminated its Joint Venture agreement with Endovasc Ltd., Inc. (OTCBB: EVSC).

The Company entered into the Joint Venture Agreement with Endovasc in November 2002 to develop Endovasc's Angiogenix(TM) and a biodegradable stent. However, this technology was never transferred into the Joint Venture.

The Company terminated the Joint Venture in order to focus its resources in the ceramic stent coatings licensed from University of British Columbia pursuant to a Collaborative Research Agreement with the University entered into on May 23, 2001. The Agreement provides for the development of an alternative family of coatings for stents, made of hydroxyapatite (HA). Hydroxyapatite ceramics belong to a class of calcium phosphate based materials, which have long been widely used as bone substitutes. The hydroxyapatite coatings, like certain other biodegradable/biocompatible coatings such as polymers or ceramics, may encapsulate drugs, proteins, or DNA to address the problems of local inflammatory response of vascular tissue, and to prevent rapid proliferation of cells in the vicinity of the stent.

Completion of Financing
-----------------------

In April 2004, the Company completed a Securities Purchase Agreement with several shareholders to purchase an aggregate of 6,749,998 common shares at a price of $0.45 per share and 9,112,493 share purchase warrants with an exercise prices of $0.66 and $0.75. The shares were issued pursuant to exemptions from registration contained in Regulation D, Rule 506 and Regulation S. The Company received a gross amount of $3,037,480 which it intends to use for general corporate purposes.

The Agreement has been filed as an exhibit to the Company's registration statement on Form SB-2/A as filed on April 30, 2004.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MIV THERAPEUTICS INC.




Date:  May 14, 2004                     /s/ Pat McGowan
                                        -----------------------------
                                        Pat McGowan, CFO